UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2020

Everbridge, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37874	26-2919312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Corporate Drive, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 230-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	EVBG	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 29, 2020, the registrant’s Board of Directors accepted notice of Jaime Ellertson’s retirement as an employee and as Executive Chairman effective December 31, 2020. Beginning on January 1, 2021, Mr. Ellertson will serve as non-executive Chairman of the Board of Directors of the registrant. The Compensation Committee of the Board of Directors agreed to the following terms with Mr. Ellertson, which are expected to be incorporated into a formal agreement during the first quarter of 2021:

•

For the period from January 1, 2021 to June 30, 2022, Mr. Ellertson will receive an annual retainer of $180,000 in place of the cash retainer payable to non-employee directors under the registrant’s non-employee director compensation policy. Beginning on July 1, 2022, the annual retainer will be decreased to $150,000. The retainer will be paid quarterly, consistent with the terms for payment of the retainer for the other non-employee members of the registrant’s Board of Directors.

•

On December 31, 2020, Mr. Ellertson received a grant of 40,250 Restricted Stock Units (RSUs) under the registrant’s 2016 Equity Incentive Plan. One-half of the RSUs will vest on December 31, 2021, and the other half will vest on December 31, 2022, subject to Mr. Ellertson’s continued service to the registrant. These grants are in place of the equity awards issuable for the years ending December 31, 2021 and 2022 under the registrant’s non-employee director compensation policy. Mr. Ellertson also did not receive any equity grants during the years ended December 31, 2018 and December 31, 2019.

•

Mr. Ellertson’s other outstanding equity grants under the registrant’s 2016 Equity Incentive Plan, consisting of both performance-based RSUs and time-based RSUs, will continue to vest in accordance with their terms.

•	Consistent with the registrant’s vacation policy, Mr. Ellertson will receive payment for his accrued vacation in the amount of $65,161.57.

•

Mr. Ellertson will continue to be provided with an office at the registrant’s corporate headquarters, an executive assistant, and a corporate email address to efficiently execute his duties as Chairman of the Board.

Also on December 29, 2020, the Compensation Committee of the registrant’s Board of Directors agreed with Imad Mouline, the registrant’s Chief Technology Officer, on the terms of his transition to part-time employment. These terms are expected to be incorporated into a formal agreement during the first quarter of 2021. Under this arrangement:

•	Mr. Mouline will become a part-time employee of the registrant on January 4, 2021, and will remain the registrant’s Chief Technology Officer.

•

Mr. Mouline’s salary will be $58,300 per year. He also will receive an additional $15,000 as consideration for this part-time employment arrangement and his ongoing commitments to the registrant, payable no later than April 2022.

•	Mr. Mouline’s target bonus under the registrant’s Management Incentive Plan for the fiscal year ending December 31, 2021, will be $22,000.

•

On December 31, 2020, Mr. Mouline received a grant of 4,000 performance-based RSUs under the registrant’s 2016 Equity Incentive Plan, which will vest on December 31, 2021, subject to his achievement of certain performance goals. If the registrant terminates Mr. Mouline’s employment before December 31, 2021 without Cause (as defined in the employment agreement between the registrant and Mr. Mouline dated July 26, 2012), then he will receive pro-rated vesting of this equity grant.

•

Mr. Mouline’s other outstanding equity grants under the registrant’s 2016 Equity Incentive Plan, consisting of both performance-based RSUs and time-based RSUs, will continue to vest in accordance with their terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everbridge, Inc.

Dated: January 5, 2021	By:	/s/ Elliot J. Mark
Elliot J. Mark
Senior Vice President, General Counsel and Secretary

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